FEB 20 1996
DEAN HELLER, SECRETARY OF STATE
3563-96

                            ARTICLES OF INCORPORATION
                                       OF
                        Save The World Technologies Inc.


The undersigned natural person, of the age of 21 or more, acting to form a corporation under the corporate laws of the state of Nevada does hereby state the following:

I.       The name of the corporation shall be Save The World Technologies Inc.

II. The address of the initial registered office is 1155 W. 4th St. #214; Reno NV 89503, County of Washoe. The name of its initial registered agent at said address is The Company Corporation Agency, Inc.

III. The purpose for which the corporation is organized shall be: To engage in any activity within the purposes for which corporations may be organized, including the buying and selling of real estate and other property and the borrowing and lending of money, under the Nevada Business Corporation Act.

IV. The amount of total authorized capital stock of this corporation is 20,000,000 shares of common stock at $.0001 par value.

V.       The name and address of the incorporator is:

         Bonnie J. Bennett c/o The Company Corporation Three Christina Centre 201 N. Walnut Street, Wilmington DE 19801

VI. The number of directors constituting the initial board of directors is one, and the name and address of the person who will serve as director until the first annual meeting of the shareholders or until their successors are elected are:

         Lynette Muller 19 Garden Grove, Carrara, Queensland Australia 4211

VII.     The duration of the corporation shall be perpetual.

VIII. Directors of the corporation shall not be liable to either the corporation or its stockholders for monetary damages for a breach of fiduciary duties unless the breach involves: (1) a director's duty of loyalty to the corporation or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) liability for unlawful payments of dividends as identified in NRS 78.300.

I, the undersigned, being the sole incorporator identified above, declare that I have examined the foregoing this 14th day of February, 1996.

                                            /s/ signature
                                            ------------------------

                             **********************
State of Delaware                                   County of New Castle

THIS IS TO CERTIFY that on February 14, 1996 before me, a notary public, personally appeared and who I am satisfied is the person named as incorporator and executor of the foregoing Articles of Incorporation, and who by his/her signature in any presence has acknowledged the same as his/her voluntary act. IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal on the date given above.

                                                            REGINA CEPHAS
                                                       NOTARY PUBLIC DELAWARE
                            /s/ Regina Cephas        Appointed February 11, 1995
                          ---------------------             Term 4 Years
                              Notary Public